EXHIBIT 23.2
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-60888 of Ulticom, Inc. on Form S-3 of our report dated March 5, 2001, appearing in the Annual Report on Form 10-K of Ulticom, Inc. for the year ended January 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ Deloitte & Touche LLP

New York, New York
May 31, 2001